CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645
ENDO REPORTS THIRD QUARTER FINANCIAL RESULTS AND UPDATES 2012 FINANCIAL GUIDANCE

•	Total quarterly revenues of $750 million, decreased 1 percent versus prior year

•	Qualitest quarterly net sales increase by 12 percent versus prior year

•	Reformulated Version of OPANA® ER with INTAC® Technology Designed to be Crush-Resistant Accounts for more than 90 Percent of OPANA ER Total Prescription Volume

•	Company now expects adjusted diluted EPS in the range of $5.00 to $5.10; Now expects reported diluted (GAAP) EPS in the range of $0.87 to $0.97

•	Company now expects revenues of approximately $3.05 billion in 2012
CHADDS FORD, Pa., Nov 5, 2012-- Endo Health Solutions (Nasdaq: ENDP) today reported a 1 percent decrease in total revenues during the third quarter of 2012 to $750 million, compared with $759 million in the same quarter of 2011. Net income for the three months ended September 30, 2012 was $54 million, compared with net income of $41 million reported in the comparable 2011 period.
Reported net income includes a benefit of $46 million to reduce a previous non-cash charge associated with the company's LIDODERM® license and settlement agreement with Watson Laboratories, Inc. in accordance with the terms of that agreement. Reported net income also includes the effect of charges in the amount of $83 million for the period reflecting the settlement of certain legal matters relating to price reporting that were disclosed previously as well as an estimated minimum amount to resolve the ongoing investigation by the government focused primarily on the sale, marketing and promotion of LIDODERM®, which has been disclosed previously.
As detailed in the supplemental financial information below, adjusted net income for the three months ended September 30, 2012 was $153 million, compared with $151 million in the same period in 2011.

Reported diluted earnings per share for the quarter ended September 30, 2012 were $0.45, compared with $0.34 in the third quarter of 2011. Adjusted diluted earnings per share for the same period were $1.28 compared with $1.25 reported in 2011.
“Endo had a solid third quarter,” said Dave Holveck, president and CEO of Endo. “As the team and I outlined at our Investor Day on October 4th, we believe the assets that Endo has assembled to offset the potential loss of exclusivity for LIDODERM provide us with multiple opportunities for growth, the potential for long-term expansion and produce a durable set of cash flows.”
FINANCIAL PERFORMANCE AT A GLANCE

($ in thousands, except per share amounts)
	3rd Quarter			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Total Revenues	$750,482	$759,078	(1)%	$2,226,303	$1,926,715	16%
Reported Net Income	$53,809	$40,649	32%	$(24,071)	$151,019	NM
Reported Diluted EPS	$0.45	$0.34	32%	$(0.21)	$1.24	NM
Adjusted Net Income	$153,093	$151,089	1%	$413,546	$399,967	3%
Adjusted Diluted EPS	$1.28	$1.25	2%	$3.42	$3.29	4%
ENDO PHARMACEUTICALS
Branded pharmaceutical sales of $417 million for the third quarter represented a decrease of 2 percent versus the prior year. Net sales of Opana ER decreased 36 percent for the third quarter on 33 percent lower prescriptions. The decrease in Opana ER net sales is primarily a result of the first quarter supply disruption due to the Novartis plant closure in Lincoln, Neb., and a slower return to growth for Opana ER.
Net sales of LIDODERM increased 15 percent for the third quarter on 5 percent prescription growth. The increase in LIDODERM net sales is primarily a result of changes with respect to royalty obligations among Endo Pharmaceuticals, Hind Healthcare Inc., and Teikoku Seiyaku Co. Ltd.; changes that began in November 2011 and have been previously described in our filings with the U.S. Securities and Exchange Commission.
During third quarter 2012, Watson announced it had received approval of its ANDA for its lidocaine 5% patch. Endo anticipates Watson will launch its lidocaine 5% patch in September 2013 pursuant to the terms of the settlement and license agreement resolving all ongoing patent litigation among the parties related to Watson's generic version of LIDODERM. The agreement resolved the inherent uncertainties of this litigation and reflects the uncertainty created by the regulatory challenges facing generic manufacturers seeking to market a generic version of LIDODERM.
During the third quarter of 2012, Endo announced that according to IMS data estimates, the reformulated OPANA ER (oxymorphone HCI) designed to be crush-resistant incorporating Grünenthal's INTAC Technology accounts for more than 90 percent of the OPANA ER total prescription volume.
Additionally, Endo Pharmaceuticals has submitted two Citizen Petitions encouraging the FDA to partner with the company in an effort to employ standards that will better manage patient access to vital pain management medications like OPANA ER while also helping drive appropriate use of the products.
In August 2012, BioDelivery Sciences International, Inc. (Nasdaq: BDSI) and Endo announced the initiation of the Phase 3 clinical program for BEMA® Buprenorphine for the treatment of moderate to severe chronic pain. This Phase 3 program will consist of two efficacy studies, one in opioid naive and one in opioid experienced subjects. Both studies are anticipated to be completed by late 2013 or early 2014.
As a result of recent discussions with the FDA regarding the current UrocidinTM phase III clinical trial Endo has decided to end the study before its scheduled completion. Endo, and its partner Bioniche Life Sciences Inc. (TSX: BNC) (ASX: BNC), are considering potential next steps for the program.
QUALITEST
Generic product net sales of $166 million for the third quarter 2012 represented an increase of 12 percent over the same period last year. The increase was driven by strong demand for our subsidiary Qualitest's diversified product portfolio and favorable pricing, resulting in gross profit of approximately 40 percent. Strong net sales growth is expected for Qualitest for the remainder of 2012. Net sales growth is expected to be driven by strong demand for Qualitest's commercial products and a stable pricing environment. Qualitest remains focused on process improvements and increased efficiencies in order to enhance manufacturing capacity.
In August 2012, Qualitest announced its launch of a generic version of Singulair® (montelukast sodium) Tablets and Chewable Tablets. Total combined branded and generic sales for Montelukast Sodium Tablets and Chewables in the U.S. for the 12 months ended June 30, 2012 were approximately $4.9 billion, according to IMS Health.

In October 2012, Qualitest received through its partner, Alembic Pharmaceuticals Limited, FDA approval of three products, Irbesartan Tablets, Irbesartan/HCTZ Tablets and Modafinil Tablets. Total combined branded and generic sales for Irbesartan Tablets, Irbesartan/HCTZ Tablets and Modafinil Tablets in the U.S. for the 12 months ended June 30, 2012 were approximately $1.7 billion, according to IMS Health. For Qualitest, new product approvals supplement growth and the continued optimization of Qualitest's commercial portfolio.
AMS
Devices sales, driven by our June 2011 acquisition of AMS, were $113 million for the third quarter 2012. Men's Health, led by sales of the AMS 800® Artificial Urinary Sphincter, decreased 12 percent in the third quarter of 2012, compared with same period last year. This declining sales rate for the period reflects the temporary withdrawal of the AMS 800 Artificial Urinary Sphincter from the market during second quarter 2011 and subsequent rebound in third quarter 2011. On a year-to-date pro forma basis, net sales for Men's Health products increased 6 percent, which is more indicative and in-line with the company's expectations for mid-to-high single digit growth. AMS's benign prostatic hyperplasia (BPH) business, led by the decreasing share of procedural volumes for the GreenLight XPS™ console and the accompanying MoXy® fiber, decreased 4 percent in the third quarter of 2012. Women's Health sales decreased 23 percent in the third quarter of 2012, compared with same period last year. Net sales declines in Women's Health were driven by year-over-year declines in procedural volumes reflecting recent industry shifts following the FDA's advisory committee meeting regarding the use of surgical mesh in pelvic organ prolapse. AMS remains focused on physician and patient education activities as part of an overall effort to continue to encourage physicians and patients to discuss the risks and benefits of AMS's surgical mesh devices as an important treatment option for patients who suffer from stress urinary incontinence and pelvic organ prolapse.
HEALTHTRONICS
Services sales of $54 million for the third quarter 2012 represented an increase of 1 percent over the same period last year. Third quarter growth for HealthTronics' was driven by the increasing sales of lab services and the strategic addition of electronic medical records to HealthTronics' offerings. The company expects enhanced top-line growth from its Services segment in 2012 and beyond from the recent addition of HealthTronics' electronic medical records offering that is focused on practices specializing in urology and an expanding set of partnerships in HealthTronics' Endocare® cryoablation therapy business.

2012 Financial Guidance
Endo's estimates are based on actual results for the nine months ended September 30, 2012 and management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events. The company's guidance for reported (GAAP) earnings per share does not include any estimates for the potential future changes in the fair value of contingent consideration or for potential new corporate development transactions. For the full year ended Dec 31, 2012, Endo estimates:

•	Total revenue of approximately $3.05 billion

•	Total Endo Pharmaceuticals segment revenue of approximately $1.665 billion

•	Total Qualitest segment revenue of approximately $660 million

•	Total AMS segment revenue of approximately $510 million

•	Total HealthTronics segment revenue of approximately $220 million

•	Reported (GAAP) diluted earnings per share to be between $0.87 and $0.97

•	Adjusted diluted earnings per share to be between $5.00 and $5.10

•	Cash flow from operations of at least $600 million

•	Capital expenditures to be approximately $120 million
The company's 2012 guidance is based on certain assumptions including:

•	Adjusted gross margin of between 68 percent and 69 percent

•	Adjusted effective tax rate of between 30.5 percent and 31.5 percent

•	Weighted average number of common shares outstanding of approximately 120 million shares for the year ended Dec 31, 2012

Balance Sheet Update
During the third quarter of 2012, Endo made mandatory payments of approximately $28 million and voluntary prepayments of approximately $73 million to reduce the outstanding principal of term loan debt associated with the acquisition of AMS. This brings the total repayments on this debt to approximately $624 million, inclusive of $538 million in cumulative voluntary prepayments, through third quarter 2012.
Additionally, during the third quarter of 2012, Endo repurchased approximately $100 million of its common stock following the Board of Directors' authorization to repurchase up to $450 million of its common stock through March 2015. Additional repurchases may vary based on market conditions, securities law limitations and other factors.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m. ET. Investors and other interested parties may call 866-711-8198 (domestic) or +1 617-597-5327 (international) and enter passcode 82681027. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from Nov 5 at 10:30 p.m. ET until 12:00 p.m. ET on Nov. 19, 2012 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 66955070.
A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 p.m. ET on Nov. 19, 2012. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended September 30, 2012 and 2011 (in thousands, except per share data):

Three Months Ended September 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$750,482	$—		$750,482

COSTS AND EXPENSES:
Cost of revenues	294,267	(52,762)	(1)	241,505
Selling, general and administrative	210,446	(10,480)	(2)	199,966
Research and development	48,952	(6,421)	(3)	42,531
Patent litigation settlement items, net	(46,238)	46,238	(4)	—
Litigation-related contingencies	82,600	(82,600)	(5)	—
Asset impairment charges	11,163	(11,163)	(6)	—
Acquisition-related and integration items, net	5,776	(5,776)	(7)	—
OPERATING INCOME	$143,516	$122,964		$266,480
INTEREST EXPENSE, NET	45,505	(5,209)	(8)	40,296
NET LOSS ON EXTINGUISHMENT OF DEBT	1,789	(1,789)	(9)	—
OTHER EXPENSE (INCOME), NET	(250)	—		(250)
INCOME BEFORE INCOME TAX	$96,472	$129,962		$226,434
INCOME TAX	28,287	30,678	(10)	58,965
CONSOLIDATED NET INCOME	$68,185	$99,284		$167,469
Less: Net income attributable to noncontrolling interests	14,376	—		14,376
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$53,809	$99,284		$153,093
DILUTED (LOSS) EARNINGS PER SHARE	$0.45			$1.28
DILUTED WEIGHTED AVERAGE SHARES	119,579			119,579

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $55,999, net milestone payments of $1,440, an adjustment to the accrual for the payment to Impax related to sales of OPANA ER of $(6,000) and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $1,323.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $7,744 and amortization of customer relationships of $2,736.

(3)	To exclude milestone payments to partners of $3,898 and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $2,523.

(4)	To exclude the net impact of the Watson litigation settlement.

(5)	To exclude the net impact of accruals for litigation-related contingencies.

(6)	To exclude asset impairment charges.

(7)	To exclude acquisition-related and integration costs of $5,680 and a loss of $96 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.

(8)	To exclude additional interest expense as a result of adopting ASC 470-20.

(9)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our third quarter 2012 prepayments on our Term Loan indebtedness.

(10)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended September 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$759,078	$—		$759,078

COSTS AND EXPENSES:
Cost of revenues	302,172	(80,625)	(1)	221,547
Selling, general and administrative	244,359	(15,761)	(2)	228,598
Research and development	43,884	(2,355)	(3)	41,529
Asset impairment charges	22,691	(22,691)	(4)	—
Acquisition-related and integration items, net	5,818	(5,818)	(5)	—
OPERATING INCOME	$140,154	$127,250		$267,404
INTEREST EXPENSE, NET	52,792	(4,754)	(6)	48,038
OTHER INCOME, NET	(3,000)	2,636	(7)	(364)
INCOME BEFORE INCOME TAX	$90,362	$129,368		$219,730
INCOME TAX	34,057	18,928	(8)	52,985
CONSOLIDATED NET INCOME	$56,305	$110,440		$166,745
Less: Net income attributable to noncontrolling interests	15,656	—		15,656
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$40,649	$110,440		$151,089
DILUTED (LOSS) EARNINGS PER SHARE	$0.34			$1.25
DILUTED WEIGHTED AVERAGE SHARES	120,847			120,847

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $55,337, the impact of inventory step-up recorded as part of acquisition accounting of $23,937 and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $1,351.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $12,252 and amortization of customer relationships of $3,509.

(3)	To exclude milestone and upfront payments to partners.

(4)	To exclude asset impairment charges.

(5)
To exclude acquisition-related and integration costs of $6,046 and a gain of $(228) recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.

(6)	To exclude additional interest expense as a result of adopting ASC 470-20.

(7)	To exclude the gain on hedging activities for foreign currencies.

(8)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the nine months ended September 30, 2012 and 2011 (in thousands, except per share data):

Nine Months Ended September 30, 2012 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$2,226,303	$—		$2,226,303

COSTS AND EXPENSES:
Cost of revenues	953,657	(272,857)	(1)	680,800
Selling, general and administrative	698,522	(30,044)	(2)	668,478
Research and development	183,067	(56,201)	(3)	126,866
Patent litigation settlement items, net	85,123	(85,123)	(4)	—
Litigation-related contingencies	82,600	(82,600)	(5)	—
Asset impairment charges	54,163	(54,163)	(6)	—
Acquisition-related and integration items, net	16,580	(16,580)	(7)	—
OPERATING INCOME	$152,591	$597,568		$750,159
INTEREST EXPENSE, NET	138,386	(15,354)	(8)	123,032
NET LOSS ON EXTINGUISHMENT OF DEBT	7,215	(7,215)	(9)	—
OTHER EXPENSE, NET	498	(300)	(10)	198
(LOSS) INCOME BEFORE INCOME TAX	$6,492	$620,437		$626,929
INCOME TAX	(9,263)	182,820	(11)	173,557
CONSOLIDATED NET (LOSS) INCOME	$15,755	$437,617		$453,372
Less: Net income attributable to noncontrolling interests	39,826	—		39,826
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$(24,071)	$437,617		$413,546
DILUTED (LOSS) EARNINGS PER SHARE	$(0.21)			$3.42
DILUTED WEIGHTED AVERAGE SHARES	116,688			121,083

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $162,414, the impact of inventory step-up recorded as part of acquisition accounting of $880, the accrual for the payment to Impax related to sales of OPANA ER of $104,000, net milestone payments of $2,927 and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $2,636.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $21,799 and amortization of customer relationships of $8,245.

(3)	To exclude milestone payments to partners of $53,678 and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $2,523.

(4)	To exclude the net impact of the Watson litigation settlement.

(5)	To exclude the net impact of accruals for litigation-related contingencies.

(6)	To exclude asset impairment charges.

(7)
To exclude acquisition-related and integration costs of $16,552 and a loss of $28 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.

(8)	To exclude additional interest expense as a result of adopting ASC 470-20.

(9)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our 2012 prepayments on our Term Loan indebtedness.

(10)	To exclude milestone payments to partners.

(11)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Nine Months Ended September 30, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$1,926,715	$—		$1,926,715

COSTS AND EXPENSES:
Cost of revenues	770,427	(183,640)	(1)	586,787
Selling, general and administrative	581,878	(20,177)	(2)	561,701
Research and development	126,854	(18,346)	(3)	108,508
Asset impairment charges	22,691	(22,691)	(4)	—
Acquisition-related and integration items, net	29,517	(29,517)	(5)	—
OPERATING INCOME	$395,348	$274,371		$669,719
INTEREST EXPENSE, NET	97,142	(14,014)	(6)	83,128
NET LOSS ON EXTINGUISHMENT OF DEBT	8,548	(8,548)	(7)	—
OTHER INCOME, NET	(2,777)	2,636	(8)	(141)
INCOME BEFORE INCOME TAX	$292,435	$294,297		$586,732
INCOME TAX	100,283	45,349	(9)	145,632
CONSOLIDATED NET INCOME	$192,152	$248,948		$441,100
Less: Net income attributable to noncontrolling interests	41,133	—		41,133
NET INCOME ATTRIBUTABLE TO ENDO HEALTH SOLUTIONS INC.	$151,019	$248,948		$399,967
DILUTED (LOSS) EARNINGS PER SHARE	$1.24			$3.29
DILUTED WEIGHTED AVERAGE SHARES	121,432			121,432

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to marketed products of $132,571, the impact of inventory step-up recorded as part of acquisition accounting of $40,718, certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company's operations of $1,351 and milestone payments to partners of $9,000.

(2)
To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $16,247 and amortization of customer relationships of $3,930.

(3)	To exclude milestone and upfront payments to partners.

(4)	To exclude asset impairment charges.

(5)
To exclude acquisition-related and integration costs of $36,975 and a gain of $(7,458) recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.

(6)	To exclude additional interest expense as a result of adopting ASC 470-20.

(7)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon the early termination of our 2010 Credit Facility.

(8)	To exclude the gain on hedging activities for foreign currencies.

(9)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

See Endo's Current Report on Form 8-K filed today with the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2012

	Year Ending
	December 31, 2012
Projected GAAP diluted income per common share	$0.87	To	$0.97
Upfront and milestone-related payments to partners	0.52		0.52
Amortization of commercial intangible assets and inventory step-up	1.90		1.90
Acquisition and integration costs related to recent acquisitions.	0.42		0.42
One-time payment now expected to be made to Impax Labs	0.87		0.87
Litigation-related contingencies	0.69		0.69
Watson litigation settlement	0.71		0.71
Impairment of long-lived assets	0.45		0.45
Interest expense adjustment for ASC 470-20 and other treasury related items	0.23		0.23
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	(1.66)		(1.66)
Diluted adjusted income per common share guidance	$5.00	To	$5.10

The company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of Nov 5, 2012.
About Endo
Endo Health Solutions Inc. (Endo) is a US-based diversified healthcare company that is redefining healthcare value by finding solutions for the unmet needs of patients along care pathways for pain management, pelvic health, urology, endocrinology and oncology. Through our operating companies: Endo Pharmaceuticals, Qualitest, AMS and HealthTronics, Endo is dedicated to improving care through a combination of branded products, generics, devices, technology and services that creates maximum value for patients, providers and payers alike. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and nine months ended September 30, 2012 and 2011:
Endo Health Solutions Inc.
Net Revenues (unaudited)
(in thousands)

	Three Months Ended September 30,		Percent Growth	Nine Months Ended September 30,		Percent Growth
	2012	2011		2012	2011
Endo Pharmaceuticals:
LIDODERM®	$238,282	$207,364	15%	$676,302	$592,929	14%
OPANA® ER	62,232	97,753	(36)%	236,731	275,221	(14)%
Voltaren® Gel	35,483	36,260	(2)%	79,173	104,213	(24)%
PERCOCET®	24,209	28,130	(14)%	73,413	82,765	(11)%
FROVA®	15,706	14,815	6%	45,352	42,186	8%
SUPPRELIN® LA	14,534	12,695	14%	42,777	36,432	17%
VANTAS®	4,114	5,013	(18)%	12,352	10,612	16%
VALSTAR®	8,394	6,295	33%	20,717	16,220	28%
FORTESTA® Gel	8,823	8,409	5%	21,526	9,468	127%
Other Branded Products	933	4,948	(81)%	1,788	17,527	(90)%
Royalty and Other Revenue	3,935	3,829	3%	12,874	11,719	10%
Total Endo Pharmaceuticals	$416,645	$425,511	(2)%	$1,223,005	$1,199,292	2%
Total Qualitest	$166,070	$147,975	12%	$471,310	$415,431	13%
American Medical Systems:
Men's Health	58,316	66,548	(12)%	192,728	76,316	153%
Women's Health	29,399	38,240	(23)%	95,763	46,027	108%
BPH Therapy	25,589	26,731	(4)%	83,110	35,988	131%
Total AMS	113,304	131,519	(14)%	371,601	158,331	135%
HealthTronics	54,463	54,073	1%	160,387	153,661	4%
Total Revenue	750,482	759,078	(1)%	2,226,303	1,926,715	16%

The following table presents Endo's unaudited Pro forma Net Revenues for the seven quarters ended September 30, 2012 giving effect to the AMS acquisition as if it had occurred on January 1, 2011:
Endo Health Solutions Inc.
Net Pro Forma Revenues (unaudited)
(in thousands)

	2011				2012
Endo Pharmaceuticals:	Q1	Q2	Q3	Q4	Q1	Q2	Q3
LIDODERM®	$189,725	$195,840	$207,364	$232,252	$210,014	$228,006	$238,282
OPANA® ER	84,615	92,853	97,753	109,118	81,086	93,413	62,232
Voltaren® Gel	31,298	36,655	36,260	38,488	—	43,690	35,483
PERCOCET®	26,960	27,675	28,130	21,835	23,380	25,824	24,209
FROVA®	13,208	14,163	14,815	15,994	15,644	14,002	15,706
SUPPRELIN® LA	11,222	12,515	12,695	13,683	13,446	14,797	14,534
VANTAS®	3,545	2,054	5,013	8,366	3,892	4,346	4,114
VALSTAR®	4,801	5,124	6,295	5,301	6,236	6,087	8,394
FORTESTA® Gel	(969)	2,028	8,409	5,401	5,822	6,881	8,823
Other Branded Products	6,970	5,609	4,948	4,224	(265)	1,120	933
Royalty and Other Revenue	4,221	3,751	3,829	3,813	4,319	4,620	3,935
Total Endo Pharmaceuticals	$375,596	$398,267	$425,511	$458,475	$363,574	$442,786	$416,645
Total Qualitest	$134,409	$133,047	$147,975	$151,423	$145,345	$159,895	$166,070
American Medical Systems:
Men's Health	67,407	47,790	66,548	69,520	67,440	66,972	58,316
Women's Health	45,325	46,689	38,240	39,482	33,898	32,466	29,399
BPH Therapy	28,054	29,784	26,731	32,966	28,828	28,693	25,589
Total AMS	$140,786	$124,263	$131,519	$141,968	$130,166	$128,131	$113,304
HealthTronics(1)	50,103	49,485	54,073	51,540	51,548	54,376	54,463
Total Revenue	$700,894	$705,062	$759,078	$803,406	$690,633	$785,188	$750,482

(1)
The HealthTronics segment does not include the pro forma impact of pre-acquisition revenues from the recently acquired electronic medical records providers, Intuitive Medical Software (IMS) and meridianEMR, Inc.

The following table presents unaudited condensed consolidated Balance Sheet data at September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$256,917	$547,620
Accounts receivable, net	759,594	733,222
Inventories, net	363,747	262,419
Other assets	332,241	244,835
Total current assets	$1,712,499	$1,788,096
PROPERTY, PLANT AND EQUIPMENT, NET	333,119	297,731
GOODWILL	2,569,288	2,558,041
OTHER INTANGIBLES, NET	2,285,187	2,504,124
OTHER ASSETS	120,698	144,591
TOTAL ASSETS	$7,020,791	$7,292,583
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,224,658	$993,216
Other current liabilities	130,974	128,562
Total current liabilities	$1,355,632	$1,121,778
DEFERRED INCOME TAXES	581,975	617,677
LONG-TERM DEBT, LESS CURRENT PORTION, NET	3,069,518	3,424,329
OTHER LIABILITIES	83,149	89,208
STOCKHOLDERS' EQUITY:
Total Endo Health Solutions Inc. stockholders’ equity	$1,868,200	$1,977,690
Noncontrolling interests	62,317	61,901
Total stockholders’ equity	$1,930,517	$2,039,591
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,020,791	$7,292,583

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the nine months ended September 30, 2012 and 2011:

	Nine Months Ended September 30,
	2012	2011
OPERATING ACTIVITIES:
Consolidated net income	$15,755	$192,152
Adjustments to reconcile consolidated net income to Net cash provided by operating activities
Depreciation and amortization	211,780	169,187
Stock-based compensation	44,532	34,224
Amortization of debt issuance costs and premium / discount	27,101	24,283
Other	(25,771)	10,433
Changes in assets and liabilities which provided (used) cash:	23,735	(11,748)
Net cash provided by operating activities	297,132	418,531
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(89,047)	(38,462)
Acquisitions, net of cash acquired	(3,210)	(2,368,357)
Other	13,100	39,631
Net cash used in investing activities	(79,157)	(2,367,188)
FINANCING ACTIVITIES:
Purchase of common stock, net of issuance of common stock from treasury	(151,394)	(34,702)
Cash distributions to noncontrolling interests	(39,234)	(39,392)
Principal (payments) on indebtedness, net of proceeds	(334,701)	2,030,449
Exercise of Endo Health Solutions Inc. stock options	15,317	21,780
Other	1,239	(76,418)
Net cash (used in) provided by financing activities	(508,773)	1,901,717
Effect of foreign exchange rate	95	397
NET DECREASE IN CASH AND CASH EQUIVALENTS	(290,703)	(46,543)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	547,620	466,214
CASH AND CASH EQUIVALENTS, END OF PERIOD	$256,917	$419,671

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
#####